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              IMRS Inc. and Subsidiaries (d/b/a Hyperion Software)

   Exhibit (11) - Statement Re: Computation of Earnings Per Share (Unaudited)
                    (In thousands, except per share amounts)

                                                              THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                  MARCH 31,                          MARCH 31,
                                                             1995            1994               1995          1994
                                                            ----------------------             --------------------
PRIMARY
  Weighted average number of common
   shares outstanding                                        7,899           7,607              7,765         7,513
  Weighted average number of common equivalent
   shares outstanding                                          845             787                850           751
                                                            ----------------------             --------------------
                                                             8,744           8,394              8,615         8,264
                                                            ======================             ====================
   Net income                                               $1,397          $1,723             $5,279        $3,575
                                                            ======================             ====================
   Per share amount                                         $  .16          $  .21             $  .61        $  .43
                                                            ======================             ====================

FULLY DILUTED
  Weighted average number of common
   shares outstanding                                        7,899           7,607              7,765         7,513
  Weighted average number of common
   equivalent shares outstanding                               894             787                954           762
                                                            ----------------------             --------------------
                                                             8,793           8,394              8,719         8,275
                                                            ======================             ====================
   Net income                                               $1,397          $1,723             $5,279        $3,575
                                                            ======================             ====================
   Per share amount                                         $  .16          $  .21             $  .61        $  .43
                                                            ======================             ====================



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